EXHIBIT 7.1

                       AGREEMENT AND IRREVOCABLE PROXY


         AGREEMENT and IRREVOCABLE PROXY (the "Agreement"), dated as of July 17, 1996, by and between Gary P. McDaniel, Steven G. Davis, James B. Grange and Rees F. Davis, Jr., certain principal stockholders of ROC Communities, Inc. (the "ROC Stockholders"), and Chateau Properties, Inc., a Maryland corporation ("Chateau").

         WHEREAS, the ROC Stockholders are the owners, beneficially or of record, of certain shares of common stock, par value $0.01 per share (all such shares, the "ROC Shares"), of ROC Communities, Inc., a Maryland corporation ("ROC"); and

         WHEREAS, both ROC and Chateau plan to enter into an Agreement and Plan of Merger (the "Merger Agreement") with Chateau Communities, Inc., a Maryland corporation (the "Company") and R Acquisition Sub, Inc., a Maryland corporation and a wholly-owned subsidiary of the Company ("RSub"), pursuant to which RSub will merge with and into ROC and Chateau will merge with and into the Company (the "Merger"); and

         WHEREAS, the ROC Stockholders would like to ensure that certain principal stockholders of Chateau (the "Chateau Stockholders"), who are the owners, beneficially or of record, of certain shares of common stock, par value $0.01 per share, of Chateau (all such shares, the "Chateau Shares"), vote or cause to be voted all of the Chateau Shares in favor of the Merger, and the Chateau Stockholders would like to ensure that the ROC Stockholders vote or cause to be voted all of the ROC Shares in favor of the Merger; and

         WHEREAS, in order to provide such assurance, the ROC Stockholders wish to grant to Chateau an irrevocable proxy (the "Proxy"), coupled with an interest in the form of a reciprocal proxy of even date herewith granted to ROC by the Chateau Stockholders, to vote or cause to be voted all of the ROC Shares in favor of the Merger, upon the terms and subject to the conditions hereof;

         NOW, THEREFORE, in consideration of the promises and mutual covenants provided herein, and other good and sufficient consideration, the receipt of which is acknowledged by each party hereto, the parties hereto agree as follows:

         1. Proxy.

         (a) The ROC Stockholders hereby irrevocably constitute and appoint Chateau as their true and lawful proxy and attorney-in-fact, for and in the name, place and stead of the ROC Stockholders, solely to vote or cause to be voted all of the ROC Shares, together with any additional shares of ROC common stock that such ROC Stockholders shall acquire between the date of this Agreement and the date of termination of this Agreement, in favor of the Merger and the other transactions contemplated in connection therewith, at any annual, special or other meeting of the stockholders of ROC, and at any adjournment or postponements thereof (a "Meeting"), or pursuant to any written consent in lieu of a meeting or otherwise.

                  (b) In the event that Chateau is unable or declines to exercise the power and authority granted by the Proxy for any reason, the ROC Stockholders covenant and agree to vote or cause to be voted all of the ROC Shares in favor of approval and adoption of the Merger and the other transactions contemplated in connection therewith at any Meeting and, upon request of Chateau, to provide their written consent thereto.

                  (c) The ROC Stockholders hereby covenant and agree that they will not vote, cause to be voted or take any action by written consent of stockholders in lieu of a meeting on any matter which is subject to the Proxy without the prior written consent of Chateau, and will promptly provide Chateau with copies of any stockholder notices given by ROC and received by the ROC Stockholders.

         2. Covenants. The ROC Stockholders, individually, hereby covenant and agree that they will not, and will not agree to, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the ROC Shares, or grant any proxy, power-of-attorney or other authorization or interest in or with respect to such ROC Shares, or deposit such ROC Shares into a voting trust or enter into a voting agreement or arrangement with respect to such ROC Shares unless and until they shall have taken all actions (including, without limitation, the endorsement of a legend on the certificates evidencing such ROC Shares) necessary to ensure that such ROC Shares shall at all times be subject to the rights, powers and privileges granted or conferred, and subject to all the restrictions, covenants and limitations imposed, by this Agreement and shall have caused any transferee of any of the ROC Shares to execute and deliver to the other party hereto, an Agreement and Irrevocable Proxy consistent with the terms contained herein.

         3. Representation and Warranty. Each of the ROC Stockholders represents and warrants to Chateau that he, she, or it has full power and authority to enter into this Agreement, to grant the Proxy and to perform its obligations hereunder.

         4. Miscellaneous.

                  (a) The terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of law provisions thereof.

                  (b) THE ROC STOCKHOLDERS AND CHATEAU AGREE THAT THE PROXY AND ALL OTHER POWER AND AUTHORITY INTENDED TO BE CONFERRED HEREBY ARE COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER AND SHALL NOT BE TERMINATED BY ANY ACT OF THE ROC STOCKHOLDERS OR CHATEAU, BY LACK OF APPROPRIATE POWER OR AUTHORITY OR BY THE OCCURRENCE OF ANY OTHER EVENT OR EVENTS EXCEPT AS PROVIDED HEREIN.

                  (c) THIS POWER OF ATTORNEY SHALL NOT BE AFFECTED BY THE DISABILITY OF ANY ROC STOCKHOLDER.

                  (d) This Agreement and the Proxy granted hereunder shall terminate immediately upon the termination of the Merger Agreement or the consummation of the transactions contemplated thereby.

                  (e) The ROC Stockholders acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on Chateau and that a failure of performance will result in irreparable harm to the other and will not be compensable by money damages. The parties therefore agree that this Agreement, including the Proxy, shall be specifically enforceable and that specific enforcement and injunctive relief shall be remedies properly available to the other party for any breach of any agreement, covenant or representation of the other hereunder. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the personal representatives, heirs, successors and assigns of the parties hereto.

                  (f) The ROC Stockholders will, upon request, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Chateau to be necessary or desirable to complete the proxies granted herein or to carry out the provisions hereof.

                  (g) If any term, provision, covenant or restriction of this Agreement, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement or the application thereof to any other circumstance, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated and shall be enforced to the fullest extent permitted by law.

                  (h) This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

                  IN WITNESS WHEREOF, the ROC Stockholders and Chateau have duly executed this Agreement or caused this Agreement to be duly executed as of the date first above written.

CHATEAU PROPERTIES, INC.


By:      /s/ C. G. Kellogg
         -----------------
         Name: C. G. Kellogg
         Title: President and CEO


STOCKHOLDERS

Name:    /s/ Gary P. McDaniels             Name: /s/ Steven G. Davis
         ---------------------                   -------------------
         Gary P. McDaniel                        Steven G. Davis



Name:    /s/ James B. Grange               Name: /s/ Rees F. Davis, Jr.
         -------------------                     ----------------------
         James B. Grange                         Rees F. Davis, Jr.